Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 70 to Registration Statement No. 033-11466 on Form N-1A of our report dated February 17, 2017, relating to the financial statements and financial highlights of Ivy VIP Pathfinder Aggressive, Ivy VIP Pathfinder Conservative, Ivy VIP Pathfinder Moderate, Ivy VIP Pathfinder Moderately Aggressive, Ivy VIP Pathfinder Moderately Conservative, Ivy VIP Pathfinder Moderate – Managed Volatility, Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility, Ivy VIP Pathfinder Moderately Conservative – Managed Volatility, Ivy VIP Asset Strategy, Ivy VIP Balanced, Ivy VIP Bond, Ivy VIP Core Equity, Ivy VIP Dividend Opportunities, Ivy VIP Energy, Ivy VIP Global Bond, Ivy VIP Global Growth, Ivy VIP Global Natural Resources, Ivy VIP Government Money Market (formerly, Ivy Funds VIP Money Market), Ivy VIP Growth, Ivy VIP High Income, Ivy VIP International Core Equity, Ivy VIP Limited-Term Bond, Ivy VIP Micro Cap Growth, Ivy VIP Mid Cap Growth, Ivy VIP Real Estate Securities, Ivy VIP Science and Technology, Ivy VIP Small Cap Growth, Ivy VIP Small Cap Value, and Ivy VIP Value Portfolios, each a series of Ivy Variable Insurance Portfolios, appearing in the Annual Report on Form N-CSR of the Ivy Variable Insurance Portfolios for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

April 24, 2017